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                                                                    EXHIBIT 10.1

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 29, 2005 (this "AGREEMENT"), is entered into by and between SUPERIOR GALLERIES, INC., a corporation formed under the laws of the State of Delaware (the "COMPANY"), STANFORD INTERNATIONAL BANK LIMITED, an international business corporation formed under the laws of Antigua and Barbuda (the "PURCHASER") and STANFORD FINANCIAL GROUP COMPANY ("STANFORD FINANCIAL").

                              W I T N E S S E T H:

                  WHEREAS, the Company is a dealer of rare coins, fine arts and other collectibles and its common stock (the "COMMON STOCK") is quoted on the OTC Bulletin Board; and

                  WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, upon the terms and conditions of this Agreement, for an aggregate purchase price of $2,500,000, 2,500,000 shares of the Company's Series E $1.00 Convertible Preferred Stock, with a stated value of $1.00 per share (the "SERIES E PREFERRED STOCK"), the terms of which are as set forth in the Certificate of Designation of Series E $1.00 Convertible Preferred Stock attached hereto as EXHIBIT A (the "SERIES E CERTIFICATE OF DESIGNATION"); and

                  WHEREAS, the parties desire that Purchaser pay the purchase price for the Series E Preferred Stock by canceling certain indebtedness of the Company to Purchaser that is currently outstanding under that certain Commercial Loan and Security Agreement (the "LOAN AGREEMENT") dated October 1, 2003, originally between the Company and Stanford Financial, which is the Purchaser's predecessor in interest by assignment.

                  WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("REGULATION D") promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and/or Section 4(2) of the Securities Act.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE

         a. PURCHASE OF PREFERRED STOCK. Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Series E Preferred Stock for an aggregate purchase price of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) which shall be payable on the Closing Date

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(as defined below) by cancellation of outstanding indebtedness of the Company to the Purchaser, under the Loan Agreement, of $2,500,000. Such cancellation shall take place automatically upon the issuance to Purchaser of the Series E
Preferred Stock at the Closing. By executing a counterpart of this Agreement, Stanford Financial represents and warrants to the Company that it has assigned to Purchaser a portion of Stanford Financial's interest in the Loan Agreement and in $2,500,000 principal amount of the corresponding indebtedness of the Company to Stanford Financial thereunder, and that Purchaser is therefore legally entitled to cancel such portion of such indebtedness, as set forth above. b. CLOSING. The closing of the transactions described herein shall be on March 29, 2005, or at such later date as the parties may mutually agree (the "CLOSING DATE"). The Series E Preferred Stock to be purchased by the Purchaser hereunder shall be issued in such denominations and in such names as the Purchaser may request from the Company at least three business days prior to any closing.

2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

         a. QUALIFIED INVESTOR. The Purchaser (i) is experienced in making investments of the kind described in this Agreement and the related documents,
(ii) is able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, (iii) is able to afford the loss of its entire investment in the Series E Preferred Stock, (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D and (v) knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

         b. RESTRICTED SECURITIES. All subsequent offers and sales by the Purchaser of the Series E Preferred Stock and the Common Stock or other securities issuable upon conversion or exercise of the Series E Preferred Stock (the "CONVERSION STOCK")shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

         c. RELIANCE OF REPRESENTATIONS. The Purchaser understands that the Series E Preferred Stock is being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series E Preferred Stock.

         d. ACCESS TO INFORMATION. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and

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financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser. The information provided to the Purchaser includes that included in its Registration Statement on Form SB-2, File No. 333-119253, as effective on March 22, 2005 (the "REGISTRATION STATEMENT"). Such Registration Statement pertains to the registration of the resale of certain securities of the Company held by, among others, certain affiliates of the Purchaser.

         e. LEGALITY. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

         f. AUTHORIZATION. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

         g. INVESTMENT INTENT. The Purchaser is purchasing the Series E Preferred Stock and any Conversion Stock for investment purposes for its own account, and not with a view to or for sale in connection with any distribution thereof.

3.       REPRESENTATIONS OF THE COMPANY

         The Company represents and warrants to, and covenants and agrees with, the Purchaser that:

         a. ORGANIZATION. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has no other interest in any other entities. The Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company from the date of organization through the date hereof. The stock record books and other similar records of the Company have been provided or made available to the Purchaser or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Company's Certificate of Incorporation, Certificates of Designation filed prior to the date of this Agreement, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Certificate of Incorporation, Certificates of Designation or Bylaws, except for its failure to redeem its outstanding Series A Preferred Stock, as described in the Registration Statement under "Capitalization."

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         b. CAPITALIZATION. On the date hereof, the authorized capital of the
Company consists of: (i) 12,500,000 shares of Common Stock, of which 4,699,942 shares are issued and outstanding, (ii) 10,000,000 shares of preferred stock, of which (A) 125,000 shares are designated as Series A $5.00 Convertible Preferred Stock with 125,000 of such shares outstanding; (B) 3,400,000 shares are designated as the Series B Preferred Stock, all of which are issued and outstanding; (C) 7,000 shares are designated as the Series C Preferred Stock, of which no shares are currently outstanding; (D) 2,000,000 shares are designated as Series D Preferred Stock, all of which are issued and outstanding; and (E) 2,500,000 shares shall be designated as Series E Preferred Stock pursuant to this Agreement. As of the date hereof, the Company has issued warrants to purchase 182,500 shares of Common Stock at exercise prices from $1.00 to $7.00 per share, and options to purchase 516,000 shares of Common Stock at exercise prices from $0.30 to $20.00 per share. Other than as described in the Registration Statement in Footnote 11 to the Financial Statements for the year ended June 30, 2004 and Footnote 9 to the Financial Statements for the quarter ended December 31, 2004, there are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. Other than disclosed in the Registration Statement under "Principal and Selling Shareholders" and "Description of Capital Stock," to the Knowledge of the Company (as defined in Section 9), there is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. Other than the redemption of the outstanding Series A Preferred Stock, as described in the Registration Statement under "Capitalization," there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         c. CONCERNING THE COMMON STOCK. The Series E Preferred Stock and the Conversion Stock, when issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder.

         d. AUTHORIZED SHARES. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series E Preferred Stock. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Stock. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series E Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         e. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series E Preferred Stock and the Common Stock issuable upon conversion of the Series E Preferred Stock.

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         f. TRANSACTION AGREEMENTS. This Agreement, the Series E Certificate of
Designation and the Registration Rights Agreement (as defined below) (collectively, the "PRIMARY DOCUMENTS"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

         g. FINANCIAL STATEMENTS. The financial statements and related notes thereto contained in the Company's filings with the Commission (the "COMPANY FINANCIALS") are correct and complete in all material respects and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein. Since June 30, 2004 there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

         h. COMMISSION FILINGS. The Company has furnished or made available to the Purchaser (by access to the Commission's EDGAR website or otherwise) true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed. As of their respective filing dates, such filings complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, as the case may be, and none of the filings with the Commission (including without limitation the Registration Statement) contained any untrue statement of a material fact or omitted any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

         i. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Certificate of Incorporation, Certificates of Designation or Bylaws, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any of its properties or assets (collectively, "LEGAL REQUIREMENTS"), other than those which have been waived or satisfied on or prior to the Closing Date.

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         j. APPROVALS AND FILINGS. Other than the completion of the filing of the Series E Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

         k. COMPLIANCE WITH LEGAL REQUIREMENTS. Except as disclosed in the Registration Statement under "Capitalization" and "Risk Factors," the Company has not violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company, or any of the assets or properties of the Company, where such violation could reasonably be expected to have any Material Adverse Effect (as defined below) on the business or financial condition of the Company. "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Person, or (ii) the ability of the Person to consummate the transactions contemplated by the Primary Documents or to perform any of its obligations under this Agreement.

         l. ABSENCE OF CERTAIN CHANGES. Since December 31, 2004 there has been no change nor development that may have a Material Adverse Effect on the Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

         m. INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth in the Registration Statement under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Transactions," the Company is not indebted to any of its shareholders, officers or directors (or to members of their immediate families) in any amount whatsoever (including, without limitation, any deferred compensation or salaries payable).

         n. RELATIONSHIPS WITH RELATED PERSONS. To the Knowledge of the Company, except as set forth in the Registration Statement under "Certain Relationships and Related Transactions," no officer, director, or principal shareholder of the Company nor any Related Person (as defined below) of the Company has, or since June 30, 2002 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company. Except as set forth in the Registration Statement under "Certain Relationships and Related Transactions," no officer, director, or principal shareholder of the Company nor any Related Person of the Company is, or since June 30, 2002 has owned an equity interest or any other financial or profit interest in or held any management position with, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the merchandise or services of such company (a "COMPETING BUSINESS") in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in the Registration Statement under "Certain Relationships and Related Transactions," no director, officer, or principal shareholder of the Company nor any Related Person of the Company is a party to any Contract with, or has claim or right against, the Company. As used in this Agreement, "PERSON" means any individual, corporation (including any

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non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; "RELATED PERSON" means, (X) with respect to a particular individual, (a) each other member of such individual's Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

         o. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Purchaser (through delivery of the Registration Statement or otherwise) that could reasonably be expected to have a Material Adverse Effect upon the Company. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         p. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. Except as disclosed in the Registration Statement under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and in the Financial Statements, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except liens for current Taxes not yet due. As used in this Agreement, "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         q. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and to the Knowledge of the Company, such business does not and would not conflict with or constitute an infringement on the rights of others.

         r. PERMITS. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would have a Material Adverse Effect on such company. The Company is not in default in any respect under any of such permits, licenses or similar authority.

         s. ABSENCE OF LITIGATION. Except as disclosed in the Registration Statement under "Capitalization," there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

         t. NO DEFAULT. Except as disclosed the Registration Statement under "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

         u. TAXES. Except as disclosed in the Registration Statement in the Financial Statements thereto,

                  1. All Tax Returns (as defined below) required to have been filed by or with respect to the Company (including any extensions) have been so filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority, (as defined below) have been paid or accrued on the balance sheet included in the Company's latest filing with the Commission.

                  2. The Company has no material liability for Taxes outstanding other than as reflected in the balance sheet in the interim financial statements of the Company for the six-month period ended on December 31, 2004 (the "INTERIM FINANCIAL STATEMENTS") or incurred subsequent to the date of the Interim Financial Statements in the ordinary course of business. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for such tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the balance sheet included in the Interim Financial Statements and (ii) will not exceed by any material amount that reserve as adjusted for operation and transactions through the Closing Date.

                  3. The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                  4. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

                  5. There has been no action by any Taxing Authority in connection with assessing additional Taxes against or in respect of the Company for any past period. There is no dispute or claim concerning any Tax liability of the Company (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company other than liens for Taxes not yet due. No Tax returns of the Company are currently the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended June 30, 2004.

                  6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company.

                  7. The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

                  8. The Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  9. The Company (i) has not agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

                  10. The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

                  11. The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

                  12. The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a "TAX RETURN" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; "TAX" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         v. CERTAIN PROHIBITED ACTIVITIES. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

         w. CONTRACTS; NO DEFAULTS. The Registration Statement identifies, in its list of exhibits, all material Contracts that are required to be filed as exhibits to a registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company has, or upon request of Purchaser shall, make available to the Purchaser true and complete copies of all such Contracts. As used in this Agreement, "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding; "APPLICABLE CONTRACT" means any Contract (a) under which any of the Company has or may acquire any rights, (b) under which any of the Company has or may become subject to any obligation or liability, or (c) by which any of the Company or any of the assets owned or used by it is or may become bound.

                  1. Except as set forth in the Registration Statement under "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," (i) the Company is, and has been, in material compliance with all applicable terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound;
                           (ii) to the Knowledge of the Company, each other person or entity that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and has been, in material compliance with all applicable terms and requirements of such Contract; (iii) to the Knowledge of the

                           Company no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Company or any other person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and (iv) the Company has not given to or received from any other person or entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(C) Each Applicable Contract is valid, in full force, and binding on and enforceable against the other party or parties to such contract in accordance with its terms and provisions.

(D) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any of the Company under current or completed Contracts with any person or entity and, to the Knowledge of the Company, no such person or entity has made written demand for such renegotiation.

(E) The Contracts relating to the sale, design, or provision of products or services by the Company have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person or entity, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         x. AGENT FEES. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the transactions contemplated by this Agreement.

         y. INSURANCE. The insurance policies maintained by the Company taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by companies carrying on the same business or businesses as the Company. All of such insurance policies are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Company has not received any written notice of cancellation with respect to any of the policies.

         z. EMPLOYEE BENEFITS.

                  1. Except for Plans (as defined below) administered by third parties that provide group health coverage (medical and dental), neither the Company nor any of its ERISA Affiliates (as defined below) maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans;

                  2. With respect to each Plan which provides health care coverage, the Company and each of its ERISA Affiliates have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Internal Revenue Code;

                  3. Other than routine claims for benefits under the Plans, there are no pending, or, to the Knowledge of the Company, threatened, actions or proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any governmental agency, any participant in or beneficiary of any Plan or any other person whatsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, or controversy.

As used in this Agreement, "PLAN" means (i) each of the "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of
Section 4001(a)(14) of ERISA (an "ERISA AFFILIATE") is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

         aa. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Series E Preferred Stock, and (ii) the issuance of the Conversion Stock, as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series E Preferred Stock or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series E Preferred Stock by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

         bb. MERGERS, ACQUISITIONS AND DIVESTITURES. The Company has not, since June 30, 2004 acquired any equity interest in or any major assets of any other Person, or sold any major asset owned by it in a deal the terms of which were not based on arms' length negotiations. To the Knowledge of the Company, none of the officers or directors of the Company has received any benefit in connection with any of the foregoing transactions or is under any agreement or understanding with any Person (including agreements or understandings among themselves) with respect to the receipt of or entitlement to any such benefit.

4.       CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

         a. TRANSFER RESTRICTIONS. The Purchaser acknowledges that (i) neither the Series E Preferred Stock nor the Conversion Stock have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Series E Preferred Stock or the Conversion Stock (collectively, the "SECURITIES") made in reliance upon Rule 144 under the Securities Act ("RULE 144") may be made only in accordance with the terms of said Rule 144. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series E Preferred Stock.

         b. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

         c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common

Stock; and (c) furnish to any holder of the Securities forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

         d. PERIODIC FILINGS WITH THE COMMISSION. The Company shall, no later than the dates specified by law, make all the filings required to be filed by such dates with the Commission by the Company as a company subject to the periodic reporting requirements under the Exchange Act.

         e. RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series E Preferred Stock.

         f. REGISTRATION REQUIREMENT. Concurrently with the execution of this Agreement, the Purchaser and the Company shall execute a registration rights agreement in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT").

         g. FILING OF THE SERIES E CERTIFICATE OF DESIGNATION. The Company shall have authorized, caused to be executed, and filed with the Secretary of State of the State of Delaware the Series E Certification of Designation by the Closing Date.

         h. RETURN OF CERTIFICATES ON CONVERSION. Upon any conversion by the Purchaser of less than all of the Series E Preferred Stock pursuant to the terms of the Series E Certificate of Designation, the Company shall issue and deliver to the Purchaser within 7 business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series E Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

         i. REPLACEMENT CERTIFICATES. The certificate(s) representing the shares of the Series E Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing an equal aggregate number of shares of the Series E Preferred Stock, as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         j. APPROVAL RIGHTS. From the date hereof and until the Closing Date, the Company shall not take any of the following actions without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or delayed:

                  1. sell a material portion of the assets of the Company or any future subsidiary or merge the Company or any future subsidiaries into or with another unaffiliated company;

                  2. change the articles of incorporation, bylaws or other charter documents of the Company, except as contemplated hereby;

                  3. change substantially or materially the nature of the business of the Company;

                  4. issue any equity securities or securities convertible into equity securities of the Company other than: (1) the Series E Preferred Stock pursuant to this Agreement; (2) any Common Stock issued upon conversion of the outstanding Series B Preferred Stock or Series D Preferred Stock; (3) Common Stock or other securities issuable under presently outstanding options or warrants as described in the Financial Statements contained in the Registration Statement; and (4) options (and Common Stock or other securities issuable upon the exercise thereof) under the any stock option plan approved by the Company's Board of Directors;

                  5. enter into any credit facility or incur any material amount of debt, other than incurring obligations for purchases of inventory or other related assets in the ordinary course of business;

                  6. offer or sell any securities of the Company other than permitted in clause (4) above;

                  7. expand the number of members of the board of directors of the Company;

                  8. declare or pay dividends or redeem securities, except for (i) dividends upon or the redemption of the Company's outstanding Series A Preferred Stock pursuant to the terms of the relevant certificate of designation; or (ii) any dividend or transaction relating to the Series B Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

                  9.       enter into or modify a related-party transaction.

5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES

         The Purchaser understands that the Company's obligation to issue the Series E Preferred Stock on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon the following (unless waived by the Company):

         a. The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on such Closing Date and the performance by the Purchaser on or before such Closing Date of all covenants and agreements of the Purchaser required to be performed on or before such Closing Date.

         b. The absence or inapplicability on the Closing Date of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

         c. All regulatory approvals or filings, if any, on the Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of the Closing Date.

6.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES

         The Company understands that the Purchaser's obligation to purchase the Series E Preferred Stock on the Closing Date is conditioned upon each of the following, unless waived in writing by the Purchaser:

         a. The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company's business, assets and liabilities, and the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them.

         b. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on such Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date.

         c. The Company shall have delivered to the Purchaser the Series E Preferred Stock.

         d. On the Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

         e. All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of the Closing Date .

         f. The Purchaser shall have received on the Closing Date a legal opinion from Rutan & Tucker LLP substantially in the form attached hereto as EXHIBIT C.

         g. The Purchaser shall have received a Closing Certificate substantially in the form attached hereto as EXHIBIT D.

         h. The Company shall have reimbursed the Purchaser the expenses incurred in connection with the negotiation or performance of this Agreement pursuant to Section 8 hereof.

7.       RIGHT TO INFORMATION

         As long as any portion of the Series E Preferred Stock remains outstanding, the Company hereby agrees to provide the Purchaser with:

         a. audited financial statements for each fiscal year, as soon as they become available but in no event later than 90 days after the end of each such fiscal year;

         b. unaudited financial statements for each quarter, as soon as they become available but in no event later than 45 days after the end of each such quarter; and

         c. budget plans as they are prepared.

8.       FEES AND EXPENSES

         The Company shall bear its own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein. Within 30 days of receipt of supporting documentation, the Company shall reimburse the Purchaser for all of the Purchaser's reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

9.       GOVERNING LAW; MISCELLANEOUS

         Except for issues involving Delaware law which shall be governed by and interpreted in accordance with the laws of the State of Delaware, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts of Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Series E Preferred Stock. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. All references to the "KNOWLEDGE OF THE COMPANY" means the actual knowledge of either of Silvano DiGenova and the Company's Chief Financial Officer after reasonable investigation and due diligence. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

10.      NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or the next business day following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by 5 days advance written notice to each of the other parties hereto.

COMPANY:                 Superior Galleries, Inc.
                         9478 West Olympic Blvd.
                         Beverly Hills, California 90212
                         Attention: Silvano DiGenova, Chief Executive Officer
                         Telephone:  (310) 203-9855
                         Facsimile:  (310) 203-0496

WITH A COPY TO:          Rutan & Tucker LLP
                         611 Anton Boulevard, 14th Floor
                         Costa Mesa, California 92626-1931
                         Attention: Thomas G. Brockington, Esq.
                         Telephone:  (714) 641-5100
                         Facsimile:  (714) 546-9035

PURCHASER:               Stanford International Bank, Limited
                         6075 Poplar Avenue
                         Memphis, Tennessee 38119
                         Attention: James M. Davis, Chief Financial Officer
                         Telephone: (901) 537-1600
                         Facsimile: (901) 680-5265

WITH A COPY TO:          Stanford Financial Group
                         5050 Westheimer
                         Houston, Texas 77056
                         Attention: Office of the General Counsel
                         Telephone: (713) 964-5145
                         Facsimile: (713) 964-5245

11.      SURVIVAL

         The agreements, covenants, representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of four years from the date of the Closing Date, except that:

         a. the Company's representations and warranties regarding Taxes contained in Section 3(u) of this Agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(u), and

         b. the Company's representations and warranties contained in Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the securities purchased hereunder.

12.      INDEMNIFICATION

         The Company, on the one side, and the Purchaser (each in such capacity under this section, the "INDEMNIFYING PARTY") agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the "INDEMNIFIED PARTIES") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or
(c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock, the Series D Preferred Stock, or the Series E Preferred Stock (collectively, the "INDEMNIFIED LIABILITIES"). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                       (SIGNATURES ON THE FOLLOWING PAGE)

                               [SIGNATURE PAGE TO
                  SERIES E PREFERRED STOCK PURCHASE AGREEMENT]


                  IN WITNESS WHEREOF, this Series E Preferred Stock Purchase Agreement has been duly executed by each of the undersigned.

                                          SUPERIOR GALLERIES, INC.


                                          By:      /S/  Silvano Digenova
                                               ---------------------------------
                                               Name:  Silvano DiGenova
                                               Title:  Chief Executive Officer


                                          STANFORD INTERNATIONAL BANK LIMITED


                                          By:      /S/  James M. Davis
                                               ---------------------------------
                                               Name:  James M. Davis
                                               Title:  Chief Financial Officer

                                          STANFORD FINANCIAL GROUP COMPANY


                                          By:      /S/  James M. Davis
                                               ---------------------------------
                                               Name:  James M. Davis
                                               Title:  Chief Financial Officer

                                  EXHIBIT INDEX



  EXHIBIT A                         SERIES E CERTIFICATE OF DESIGNATION

  EXHIBIT B                         REGISTRATION RIGHTS AGREEMENT

  EXHIBIT C                         FORM OF RUTAN LEGAL OPINION

  EXHIBIT D                         FORM OF CLOSING CERTIFICATE